Exhibit 10.25

[stamp:] SKKW SA

ul. Miałki Szlak 52, 80-717 Gdańsk REGON [Business Statistical

Number]220403407 NIP [Tax Identification No.] 583-299-78-45

tel. 58 305 37 16

Annex No. 1

to the Lease Agreement of 01.04.2016,

concluded in Gdansk on 08.01.2019

between:

SKKW SA, with its registered office in Gdańsk (post code: 80-717) ul. Miałki Szlak 52, registered in the National Court Register under KRS number 0000732544, NIP [Tax ID No.]: 5832997845, Regon [Business Statistical No.]: 220483407, share capital: PLN 15,000,000.00, represented by:

Krzysztof Slodkowski	– Member of the Management Board,
Krzysztof Wilski	– Member of the Management Board,
hereinafter referred to as the Lessor,

and

Achilles Polska sp. z o.o., with its registered office in Cedry Wielkie /post code: 83-020/ ul. M. Płazynskiego 6 registered in the National Court Register under KRS number 0000000662, NIP [Tax ID No.]: 5832715203, Regon [Business Statistical No.]: 192499708, share capital: PLN 2,280,000.00, represented by:

Maciej Sosnierz	- Member of the Management Board,
hereinafter referred to as the Lessee.

This Annex changes the content of § 2 point 1, § 3 point 7, § 4 point 1 and § 5 point 1 of the Lease Agreement of April 1, 2016. In addition, § 2 of the Agreement receives point 7. The points are replaced by the following:

§ 2

1.	The Lessor shall hand over, and the Lessee shall lease, the following areas in hall D:

1.1.	in module nos. 4, 5, 6, 7 and 8:

1.1.1.	warehouse space with a size of 1,434.00 m2,

1.1.2.	office and social space with a size of 247.00 m2.

1.2.	in module nos. 9 and 10:

1.2.1.	warehouse space with a size of 765.00 m2,

1.1.2.	office and social space with a size of 125.00 m2.

The total leasable area will be 2,571.00 m2 and is marked on the plan of the ground floor of hall D, as Module nos. 4, 5, 6, 7, 8, 9 and 10. This projection constitutes Appendix no. 2 to this Agreement. The area shall be hereinafter referred to as the “Subject of the Lease”.

7.	The Lessee has become acquainted with the equipment, finishing and technical condition of the Subject of the Lease, specified in point 1.2. of this paragraph and makes no reservations in this regard. This state will be described in detail in the protocol transfer of the area in question and constitutes an integral part of this Agreement.

§ 3

7.	The Lease Agreement is binding on the Parties for a fixed period:

7.1.	for the Subject of the Lease specified by § 2 point 1.1. of this Agreement by 05 June 2021;

7.2.	for the Subject of the Lease specified by § 2 point 1.2. of this Agreement by October 31, 2019.

The Parties plan to extend this Agreement for subsequent periods of the lease.

[initials] [initials]	[initials]

§ 4

1.	Starting from January 14, 2019, the Lessee shall pay the Lessor a monthly rent in the following amount:

1.1.	for the storage rooms specified in § 2 point 1.1.1., the rate of PLN 11.36 (in words: eleven zlotys and thirty-six groszy) for 1 m2 of the leased area;

1.2.	for the office and social rooms specified in § 2 point 1.1.2., the rate of PLN 27.68 (in words: twenty-seven zlotys and sixty-eight groszy) for 1 m2 of the leased area;

1.3.	for the storage rooms specified in § 2 point 1.2.1., the rate of PLN 13.00 (in words: thirteen zlotys and zero groszy) for 1 m2 of the leased area;

1.4.	for the office and social rooms specified in § 2 point 1.2.2., the rate of PLN 27.00 (in words: twenty-seven zlotys and zero groszy) for 1 m2 of the leased area.

The monthly amount of the rent will be the sum of the products respectively of the above specified rates and the appropriate surface area determined on the basis of the provisions of § 2 point 1 of this Agreement.

§ 5

1.2.	other costs related to the maintenance and operation of the Subject of the Lease and the Complex, hereinafter referred to as the "Service charge" in the lump sum of PLN 7.00 (in words: seven zlotys and zero groszy) net for 1 m2 of the leased area. The Service charge will be charged from the date indicated in § 4 point 1 of this Agreement and indexed in the manner specified by § 4 point 3 of this Agreement, under the conditions and in the manner specified therein.

The remaining paragraphs of the Lease Agreement of April 1,.2016, unchanged by this Annex, remain in force.

This Annex shall be binding on the Parties from the date of signing and has been prepared in two identical copies, one for each of the Parties.

Lessor:	Lessee:

[illegible signature]/ Member of the Management Board/ Krzystof Słodkowski

Member of the Management Board/ [illegible signature]/ Krzysztof Wilski

[stamp:] SKKW SA

ul. Miałki Szlak 52, 80-717 Gdańsk

REGON [Business Statistical Number]220403407 NIP [Tax Identification No.] 583-299-78-45

tel. 058 305 37 16

MEMBER OF THE MANAGEMENT BOARD/ [illegible signature]/ Maciej Sosnierz

[stamp:]	Achilles Polska Sp. z o.o.
83-020 Cedry Wielkie, ul. M. Płazynskiego 6
NIP [Tax ID No.]: 5832715203, REGON [Business
Statistical No.]: 192499708
tel. 58 683 60 30, 58 683 60 50 fax 58 683 60 33

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